EXHIBIT 10.6

___________________________________________________________________________

NOTE PURCHASE AGREEMENT
Dated as of April 7, 2008

By and among

FORD MOTOR COMPANY, as Issuer,

FORD-UAW HOLDINGS LLC, as Purchaser, and

3000 SCHAEFER ROAD COMPANY
FORD EUROPEAN HOLDINGS LLC
FORD GLOBAL TECHNOLOGIES, LLC
FORD HOLDINGS LLC
FORD INTERNATIONAL CAPITAL LLC
FORD MEXICO HOLDINGS, INC.
FORD MOTOR SERVICE COMPANY
FORD MOTOR VEHICLE ASSURANCE COMPANY, LLC
FORD SOUTH AMERICA HOLDINGS, LLC
FORD TRADING COMPANY, LLC
FORD COMPONENT SALES, L.L.C.
GRUPO FORD, S. de R.L. de C.V.
LAND ROVER NORTH AMERICA, INC.
VOLVO CARS OF NORTH AMERICA, LLC,
as Subsidiary Guarantors

Relating to

$3,000,000,000 AGGREGATE PRINCIPAL AMOUNT
9.50% GUARANTEED SECURED NOTE DUE JANUARY 1, 2018

___________________________________________________________________

NOTE PURCHASE AGREEMENT

Ford-UAW Holdings LLC
15041 Commerce Drive South
Rotunda Court #4
Dearborn, MI  48120

Ladies and Gentlemen:

   The undersigned, FORD MOTOR COMPANY, a Delaware corporation (the “Issuer”), and each of the entities identified and described in Schedule I hereto (each a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"), hereby agree with you (hereinafter referred to as "Purchaser," "you" or "your") as follows:

SECTION 1
  Authorization and Issue of Notes

Prior to the Closing Date (as hereinafter defined), the Issuer shall have duly authorized the issue, sale and delivery of its 9.50% Guaranteed Secured Note due January 1, 2018 in the aggregate principal amount of $3,000,000,000 (the "Note"), to be dated the date of issue thereof, to bear interest (computed on the basis of a 360-day year of twelve 30-day months) from such date at the rate of 9.50% (the “Interest Rate”) per annum, payable semi-annually in arrears on the first day of each January and July through maturity, commencing July 1, 2008, and to bear interest (so computed) after maturity, whether by acceleration or otherwise, on any overdue principal and, to the extent permitted by applicable law, on any overdue interest, until the same shall be paid in full, at a rate per annum equal to 1% in excess of the Interest Rate, to mature on January 1, 2018 and to be substantially in the form of Exhibit A. If any day on which a payment is due in respect of the Note is not a business day, then such payment shall not be made until the next following business day and no additional principal or interest or other payment shall result from such delay. For the purposes of this Agreement, the term “business day” shall mean a day other than a Saturday or a Sunday or a day on which banks are authorized or obligated by law to close in either the State of New York or the State of Michigan.

SECTION 2
Issuance of Note, Guaranty and Security

(a) Subject to the terms and conditions herein set forth, the Issuer hereby agrees to sell to you, and you hereby agree to purchase from the Issuer, on the Closing Date the Note at a price equal to 100% of the principal amount thereof. The Note shall be endorsed with an unconditional guaranty of payment issued by the Subsidiary Guarantors (the “Guaranty”), in the form set forth on the reverse side of Exhibit A hereto.

(b) Issuer will designate the Note as Second Priority Additional Debt in accordance with and subject to the terms of that certain Credit Agreement dated as of December 15, 2006 among the Issuer, the Subsidiary Borrowers from time to time parties thereto, the banks and other financial institutions or entities from time to time parties thereto ("Lenders"), and JPMorgan Chase Bank, N.A., as Administrative Agent ("Administrative Agent") for the Lenders (the "Credit Agreement") and the Loan Documents (such term and other capitalized terms used in this Section 2(b) but not otherwise defined in this Agreement shall have the meanings assigned to them in the Credit Agreement).  As such, payment of the principal of and interest on the Note will be secured on a second lien basis with the Collateral pledged by the Issuer and the Subsidiary Guarantors to the Lenders under and in accordance with the Credit Agreement and the Loan Documents, including the Collateral Trust Agreement dated as of December 15, 2006 among the Issuer, the Subsidiary Guarantors and Wilmington Trust Company, as Collateral Trustee ("Collateral Trustee") (the "Collateral Trust Agreement"), and the Security Agreement dated as of December 15, 2006 made by the Issuer and the Subsidiary Guarantors in favor of the Collateral Trustee (the "Security Agreement").  Holders of the Note will be subject to the intercreditor provisions contained in Section 8 of the Collateral Trust Agreement.  Issuer will provide copies of the Credit Agreement, Collateral Trust Agreement and Security Agreement to any holder of the Note upon the request of such holder.

SECTION 3
Closing

The closing (the “Closing”) of the transaction contemplated hereunder will take place at the offices of the Issuer at 10:00 a.m., Dearborn, Michigan time, on April 7, 2008, or such other date or place as shall be mutually agreed upon by the Subsidiary Guarantors, the Issuer and the Purchaser. The date on which the Closing takes place is hereinafter referred to as the “Closing Date”.  On the Closing Date the Issuer and the Subsidiary Guarantors will deliver to you the Note registered in your name or in the name of your nominee, such Note to be duly executed and dated the Closing Date, together with the Guaranty completed and duly executed, against your delivery to the Issuer of the principal amount of the Note by wire transfer of immediately available funds on behalf of the Issuer to the account of Ford Investment Partnership (Account No. 24542722) at State Street Bank and Trust Company, 2 Avenue De Lafayette LCC 2, Boston, MA  02111-2900 (ABA No. 011000028).

SECTION 4
Representation and Warranties of the Issuer

The Issuer represents and warrants to the Purchaser as follows:

   4.1           Corporate Existence and Power. The Issuer has been duly incorporated, and is validly existing as a corporation in good standing under the laws of the State of Delaware.  The Issuer has corporate power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such business is transacted, except for such licenses, permits, orders and other governmental and regulatory approvals the absence of which would not have a material adverse effect on the condition  (financial or otherwise), earnings, business affairs or business prospects of the Issuer and its subsidiaries considered as a whole ("Material Adverse Effect").

   4.2           Corporate  Authority; Binding  Effect. The execution, delivery and performance of this Agreement and the Note are within the corporate powers of the Issuer and have been duly authorized by all necessary corporate action on the part of the Issuer; this Agreement has, and as of the Closing the Note will have, been duly executed and delivered by the Issuer and as of the Closing each will constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3           Consents. Etc. There is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over the Issuer which is required for, and the absence of which would affect, the valid authorization, issuance, sale and delivery of the Note or the valid execution and delivery by the Issuer of this Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications as have been, or will on the Closing Date have been, obtained or made and are or will then be in full force and effect.

4.4           No Conflicts with Agreements. Etc. The Issuer is not in violation of its certificate of incorporation or by-laws.  The Issuer is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties are subject, except for defaults that would not have a Material Adverse Effect. The execution and delivery by the Issuer of this Agreement, the issuance and delivery of the Note, the consummation of the transactions contemplated herein and in the Note and compliance by the Issuer with the terms of this Agreement and the Note (1) do not and will not result in any violation of the certificate of incorporation or by-laws of the Issuer, and (2) do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or, except as described in Section 2(b) hereof, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer under (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Issuer is a party or by which it is bound or to which any of its properties are subject, (B) any existing applicable law, rule, regulation or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except in the case of clause (2), for conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect.

    4.5           Investment  Company.  The Issuer is not and, after the application of the proceeds of the Note and the Convertible Note will not be, an "investment company” within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"). As used herein, “Convertible Note” shall mean the 5.75% Senior Convertible Notes Due 2013 issued pursuant to a Second Supplemental Indenture dated January 1, 2008 by and between the Issuer and The Bank of New York, as Trustee.

    4.6           Use of Proceeds. The net proceeds from the issuance of the Note will be used by the Issuer for general corporate purposes.

    4.7           No Registration. Neither the Issuer nor any Person (as hereinafter defined) acting on its behalf has taken or will take any action to register or that would require registration of the offering and sale of the Note or the Guaranty under the Securities Act of 1933, as amended (the “Securities Act”).

    4.8           No Brokers. The Issuer has not paid nor will it become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary other than The Blackstone Group in connection with the transactions contemplated by this Agreement. The Issuer shall, jointly and severally with the Subsidiary Guarantors, indemnify and hold the Purchaser harmless against any claims made by The Blackstone Group for any such fees or commissions.

SECTION 5
  Representations and Warranties of the Subsidiary Guarantors

Each of the Subsidiary Guarantors represents and warrants to the Purchaser as follows:

   5.1           Existence  and  Power. It has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization.  It has the power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such business is transacted, except for such licenses, permits, orders and other governmental and regulatory approvals the absence of which would not have a Material Adverse Effect.

   5.2           Authority;  Binding  Effect. The execution, delivery and performance of the Guaranty are within its powers and it has been duly authorized by all necessary corporate or other action on its part; at the Closing, the Guaranty will have been duly executed and delivered by it and will constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

   5.3           Consents, Etc. There is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over it that is required for, and the absence of which would affect, the valid execution and delivery by it of the Guaranty, except for such consents, approvals, authorizations, orders, registrations or qualifications as have been, or will on the Closing Date have been, obtained or made and are or will then be in full force and effect.

   5.4           No  Conflicts  with  Agreements,   Etc. It is not in violation of its organizational or constituting documents and is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties are subject, except for defaults that would not have a Material Adverse Effect. The execution and delivery by it of the Guaranty, the consummation of the transactions contemplated herein and compliance by it with the terms of the Guaranty (1) do not and will not result in any violation of its organizational or constituting documents and (2) do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or, except as provided in Section 2(b) hereof, result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets under (A) any contract indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which its properties are subject, (B) any existing applicable law, rule, regulation or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties, except in the case of clause (2) for conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect.

    5.5           Investment Company. No Subsidiary Guarantor is an "investment company" within the meaning of the Investment Company Act.

   5.6           No Registration. No Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor, has taken or will take any action to register or that would require the registration of  the offering and sale of the Note or the Guaranty under the Securities Act.

SECTION 6
Representations and Warranties and
Covenants of the Purchaser

   The Purchaser hereby represents and warrants to and agrees with the Issuer and each Subsidiary Guarantor as follows:

   6.1           Acquisition  of  the  Note. The Purchaser is acquiring the Note for its account and not with a view to or for sale in connection with any distribution of the Note, nor with any present intention of distributing or selling the Note, but subject nevertheless to any requirement of law that the disposition of the Purchaser’s property shall at all times be and remain within its control. The Purchaser is an institutional “accredited investor” as defined in Section 5.0l(a)(l), (2) or (3) of Regulation D promulgated under the Securities Act. The Purchaser acknowledges that (i) neither the Note nor the Guaranty has been registered under the Securities Act, and that neither the Issuer nor any Subsidiary Guarantor contemplates filing, or is contractually or legally required to file, any registration statement to effect such registration; and (ii) it has been advised that the Note and the Guaranty must be held indefinitely, unless, subject to subsection 6.2 hereof, the Note and the Guaranty are subsequently registered under the Securities Act or an exemption from such registration is available.

   6.2           Assignments, Transfers  and  Participations. (a) Except for a transfer from the Purchaser to the New VEBA (as defined below), the Purchaser will not assign or transfer all or any portion of the Note, the Guaranty or this Agreement (or any right or interest therein) without the prior written consent of the Issuer, unless each and all of the following conditions have been satisfied or complied with:

(i) no assignment or transfer of any portion of the Note having a principal amount of less than $250,000,000 shall be made, and any assignment or transfer of a portion of the Note in excess thereof shall be in a principal amount of an integral multiple of $100,000,000;

(ii) the assignment or transfer shall not result in a violation of any applicable law, including but not limited to, the Securities Act, any other applicable securities law or the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

(iii) the Issuer and the Guarantor shall have received a written agreement from the assignee or transferee to undertake on its own behalf the representations, warranties and covenants in this Section 6, including those in this subsection 6.2; and

(iv) the Issuer shall have received written notice from you of any such assignment or transfer at least 10 business days prior to the effective date of such assignment or transfer, together with drafts of any certificates, opinions and agreements to be delivered in accordance with the foregoing conditions and such other evidence as the Issuer and each Subsidiary Guarantor may consider necessary to establish compliance with the foregoing conditions.

  As used herein, “New VEBA” shall mean the trust fund to be established pursuant to the terms of the Settlement Agreement dated March 28, 2008, as amended, supplemented, replaced or otherwise altered from time to time, between the Issuer, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, and certain class representatives, on behalf of the class of plaintiffs as set forth therein.

   (b) The Purchaser will not sell to one or more Persons any participation in the Note without the express written consent of the Issuer unless the participation shall not result in a violation of any applicable law, including but not limited to, the Securities Act, any other applicable securities laws or ERISA; provided, however, that (A) any Person to whom the Purchaser sells a participation in the Note shall not be entitled by virtue of such participation to any rights or benefits under this Agreement, the Note or the Guaranty, (B) the Purchaser’s obligations under this Agreement shall remain unchanged, (C) the Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, (D) the Issuer and the Subsidiary Guarantors shall continue to deal solely and directly with the Purchaser in connection with the Purchaser’s rights and obligations under this Agreement, and (E) no later than January 31 of each year, the Purchaser shall provide the Issuer with a written description of each participation in the Note sold by Purchaser during the prior year (it being understood that any failure to provide notice shall not render the participation invalid).

   (c) For purposes of this subsection 6.2 and elsewhere in this Agreement, an “Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization; and “control” when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

   (d) The Guaranty and this Agreement shall be assignable and may be transferred to the same extent as the Note, as permitted under this Section 6 and Section 12.4(c), and shall not be separable from the Note, and each permitted assignee or transferee of the Note shall enjoy the full benefits of the Guaranty and this Agreement.

   6.3           Intercreditor Provisions.  The Purchaser and any subsequent holder or owner of the Note or any portion thereof acknowledge that the Note and the Guaranty will be subject to, and the Purchaser and any such holder agree to comply with and abide by, the intercreditor provisions contained in Section 8 of the Collateral Trust Agreement and any other provision of the Credit Agreement or Loan Documents (as defined in the Credit Agreement) applicable to or affecting the Note by virtue of its designation thereunder as Second Priority Additional Debt.

SECTION 7
Closing Conditions

Your obligation to purchase and pay for the Note shall be subject to the performance by the Issuer and the Subsidiary Guarantors of all of the agreements to be performed by them under this Agreement, the Note and the Guaranty, as the case may be, and to the satisfaction of the following further conditions:

    7.1           Opinion of Counsel. You shall have received at the Closing an opinion of counsel to the Issuer and the Subsidiary Guarantors (who may be an employee of the Issuer or a Subsidiary Guarantor) addressed to you and substantially in the form attached hereto as Schedule II.

7.2           Representations and Warranties of the Issuer. The representations and warranties of the Issuer contained in Section 4 of this Agreement shall be true and correct (to the extent qualified by materiality or Material Adverse Effect) or true and correct in all material respects (to the extent not so qualified) on and as of the Closing Date, except for the representations and warranties set forth in Section 4.3 of this Agreement, which shall be true and correct on and as of the Closing Date, and except to the extent such representations and warranties expressly relate to an earlier date.

7.3           Representations and Warranties of Subsidiary Guarantors. The representation and warranties of each Subsidiary Guarantor contained in Section 5 of this Agreement shall be true and correct (to the extent qualified by materiality or Material Adverse Effect) or true and correct in all material respects (to the extent not so qualified) on and as of the Closing Date, except for the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true and correct on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

7.4           No Default. No event shall have occurred and be continuing on the Closing Date which, with the giving of notice or lapse of time, or both, would constitute a default under this Agreement.

7.5           Guaranty.  The Guaranty shall have been duly completed, executed and delivered.

7.6           Designation under Credit Agreement. (i) The notice required by the definition of "Permitted Second Lien Debt" in Section 1.1 of the Credit Agreement shall have been timely given by the Issuer to the Administrative Agent under the Credit Agreement and no objection thereto shall have been made by the Administrative Agent; (ii) the certification required by Section 7.2 of the Collateral Trust Agreement designating the Note as Second Priority Additional Debt, among other things, shall have been made by the Issuer to the Collateral Trustee; and (iii) copies of such notice and certification shall have been delivered to you on or prior to the Closing Date.

7.7          Waiver of Conditions. If the conditions specified in this Section 7 have not been fulfilled, you may waive compliance with any such condition to such extent as you may in your sole discretion determine. Except as so waived by you, nothing in this Section 7.7 shall operate to relieve either the Issuer or any Subsidiary Guarantor of any of its respective obligations hereunder or to waive any of your rights against either of them.

SECTION 8
Additional Covenants of the Issuer and the Guarantor

Each of the Issuer and the Subsidiary Guarantors covenant and agree that, commencing on the Closing Date, and so long as the Note is outstanding, it will comply with its obligations in this Section 8.

8.1           Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Note in accordance with its terms and this Agreement.

   8.2           Financial  Statements.  The Issuer shall deliver to you its audited annual financial statements and unaudited quarterly financial statements within 15 days after the Issuer is required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (or, if the Issuer is not required to file annual financial statements or unaudited quarterly financial statements with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, then within 15 days after the Issuer would be required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if it had a security listed and registered on a national securities exchange); provided, that such 15-day period shall automatically be extended to the earlier of (a) the date that is five days prior to the date of the occurrence of any event of default (or any comparable term) under any of the Issuer’s Existing Notes (as defined in the Credit Agreement) as a result of the Issuer’s failure to provide annual or quarterly financial statements to the extent required under the related indenture and (b) in the case of audited annual financial statements, within 240 days after the end of the Issuer’s fiscal year, and, in the case of unaudited quarterly financial statements, within 220 days after the end of the respective quarters for each of the first three quarterly periods of each fiscal year; provided, further, that such financial statements shall be deemed to be delivered upon the filing with the SEC of the Issuer's Form 10-K or Form 10-Q for the relevant fiscal period.

                    8.3           Credit Agreement Certificates. Promptly after it provides them to the Administrative Agent in accordance with Section 6.3 of the Credit Agreement, the Issuer shall provide you, at your address specified in Section 12.1 hereof, with copies of the compliance and Borrowing Base certificates it is required to deliver pursuant to said Section 6.3.

                    8.4           Assignment and Assumption. Neither the Issuer nor any Subsidiary Guarantor shall assign, convey or otherwise transfer any of its rights or obligations hereunder, under the Note or the Guaranty, as the case may be, without the express written consent of holders of a majority of the outstanding aggregate principal amount of the Note.

8.5           Consolidations, Mergers and Conveyances. (a) Each of the Issuer and the Subsidiary Guarantors may consolidate with, or sell or convey all or substantially all its assets to, or merge with or into, (1) any entity if the Issuer or such Subsidiary Guarantor or another Subsidiary Guarantor shall be the continuing entity or (2) any entity existing under the laws of (i) the United States, any state thereof, or the District of Columbia, in the case of the Issuer, and (ii) any jurisdiction, in the case of a Significant Guarantor (as defined in the Credit Agreement) in connection with an asset sale permitted under Section 7.5 of the Credit Agreement; provided, however, that in the case of clause (2) that is not in connection with an asset sale that is permitted under Section 7.5 of the Credit Agreement, (x) the successor entity shall expressly assume the due and punctual payment of the principal of and interest on the Note, in the case of the Issuer, in accordance with its terms and the due and punctual performance and observance of all the covenants and conditions of this Agreement and the Note, in the case of the Issuer, or this Agreement and the Guaranty, in the case of a Subsidiary Guarantor, by an instrument satisfactory to the Purchaser in its reasonable judgment, executed and delivered to the Purchaser by such entity, and (y) such successor entity shall not, immediately after such merger or consolidation or such sale or conveyance, be in default in the performance of any such covenant or condition.

(b)           Upon any consolidation by the Issuer or a Subsidiary Guarantor with or merger by the Issuer or a Subsidiary Guarantor into any other person or any conveyance, transfer or lease of the properties and assets of the Issuer or a Subsidiary Guarantor substantially as an entirety in accordance with Section 8.5(a) hereof, (x) the successor Person formed by such consolidation or into which the Issuer or Subsidiary Guarantor, as the case may be, is merged or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer hereunder and under the Note, or of such Subsidiary Guarantor under the Guaranty, as the case may be, with the same effect as if such successor had been named as the Issuer or such Subsidiary Guarantor, as the case may be, and (y) thereafter, the predecessor entity shall be relieved of all obligations and covenants hereunder and under the Note.

(c) Notwithstanding anything to the contrary contained herein or in the Note, if a Subsidiary Guarantor is released from its guaranty under the Credit Agreement, such Subsidiary Guarantor shall automatically be released from the Guaranty (without requirement of notice to or consent of the Purchaser or any holder of the Note).  If requested by the Issuer, the holders of the Note agree to take promptly any action reasonably requested by the Issuer to evidence the release of such Subsidiary Guarantor from its guaranty.

8.6           Limitation on Secured Debt.  Other than Permitted Liens (as defined below), the Issuer shall not at any time have outstanding more than $20,485,000,000 principal amount of indebtedness for borrowed money secured on a first lien basis with its assets nor more than $4,000,000,000 principal amount of indebtedness for borrowed money secured on a second lien basis with its assets.  "Permitted Liens" for purposes hereof shall mean:

    (a) liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Issuer in conformity with United States generally accepted accounting principles ("GAAP");

    (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like liens arising in the ordinary course of business;

    (c) permits, servitudes, licenses, easements, rights-of-way, restrictions and other similar encumbrances imposed by applicable law or incurred in the ordinary course of business or minor imperfections in title to real property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Issuer and its subsidiaries taken as a whole;

    (d) leases, licenses, subleases or sublicenses of assets (including, without limitation, real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Issuer and its subsidiaries taken as a whole and licenses of trademarks and intellectual property rights in the ordinary course of business;

    (e) pledges or deposits made in the ordinary course of business or statutory liens imposed in connection with worker’s compensation, unemployment insurance or other types of social security or pension benefits or liens incurred or pledges or deposits made to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), statutory obligations, and surety, appeal, customs or performance bonds and similar obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

    (f) liens arising from UCC financing statement filings (or similar filings) regarding or otherwise arising under leases entered into by the Issuer or any of its subsidiaries or in connection with sales of accounts, payment intangibles, chattel paper or instruments;

    (g) purchase money liens on property (other than shares of capital stock or indebtedness) existing at the time of acquisition (including acquisition through amalgamation, merger or consolidation) or to secure the payment of any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof or to secure indebtedness provided, or guaranteed, by a governmental authority to finance research and development, limited in each case to the property purchased (or developed) with the proceeds thereof;

    (h) other than liens existing pursuant to the Credit Agreement and the Loan Documents (as defined therein), liens in existence on the Closing Date; provided that no such lien is spread to cover any additional property after the Closing Date and that  the amount of indebtedness for borrowed money secured thereby is not increased;

    (i) liens on property or capital stock of a person at the time such person becomes a subsidiary of the Issuer; provided however, that such liens are not created, incurred or assumed in connection with, or in contemplation of, such other person becoming a subsidiary; provided further, however, that any such lien may not extend to any other property owned by the Issuer or any subsidiary of the Issuer;

    (j) liens on property at the time the Issuer acquires the property, including any acquisition by means of a merger or consolidation with or into the Issuer; provided, however, that such liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such liens may not extend to any other property owned by the Issuer or any subsidiary of the Issuer;

    (k) any lien securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by any lien permitted by clause (g), (h), (i), (j), and (u) of this definition or this paragraph (k) without any change in the assets subject to such lien;

    (l) any lien arising out of claims under a judgment or award rendered or claim filed, so long as such judgments, awards or claims do not constitute an event of default under the Credit Agreement;

    (m) any lien consisting of rights reserved to or vested in any governmental authority by any statutory provision;

    (n) liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts held at such banks or financial institutions or over investment property held in a securities account, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts or securities accounts in the ordinary course of business;

    (o) liens in favor of lessors pursuant to sale and leaseback transactions to the extent the disposition of the asset subject to any such sale and leaseback transaction is permitted under the Credit Agreement;

    (p) liens under industrial revenue, municipal or similar bonds;

    (q) liens on securities accounts (other than liens to secure indebtedness for borrowed money);

    (r) statutory liens incurred or pledges or deposits made in favor of a governmental authority to secure the performance of obligations of the Issuer or any of its subsidiaries under environmental laws to which any assets of the Issuer or any such subsidiaries are subject;

    (s) liens granted by the Issuer or any of its subsidiaries to a landlord to secure the payment of arrears of rent in respect of leased properties in the Province of Quebec leased from such landlord, provided that any such lien is limited to the assets located at or about such leased properties;

    (t) servicing agreements, development agreements, site plan agreements and other agreements with governmental authorities pertaining to the use or development of any of the property and assets of the Issuer consisting of real property, provided same are complied with; and

    (u) liens not otherwise permitted by the foregoing clauses securing obligations or other liabilities of the Issuer; provided that the outstanding amount of all such obligations and liabilities shall not exceed $500,000,000 at any time.

8.7           Release of Collateral and Replacement Security.  (a) In the event the conditions in Section 10.15(c) of the Credit Agreement shall be met for the automatic release of the Collateral pledged under the Credit Agreement and/or Loan Documents (as defined therein), then such Collateral shall also be concurrently released with respect to the Note and the Guaranty shall be concurrently terminated.

(b)  In the event the Credit Agreement and/or Loan Documents (as defined therein) are amended or terminated such that the Covered Debt thereunder is no longer secured by any Collateral pledged thereunder for reasons other than the conditions in Section 10.15(c) of the Credit Agreement having been met, and as a result the Note is no longer secured on a second lien basis by any Collateral pledged thereunder, then the Issuer shall promptly provide for replacement security of the Note in a manner consistent with that provided prior to such amendment or termination, which replacement security shall be reasonably acceptable to you.  For avoidance of doubt, such replacement security shall be deemed reasonably acceptable if it constitutes a second lien on collateral pledged under a new secured credit agreement entered into by Issuer.

8.8           Further Information. From time to time, while the Note is outstanding, upon the reasonable request of the Purchaser, officials of the Issuer will confer with officials of the Purchaser and advise them as to matters bearing on the Issuer’s and the Subsidiary Guarantor’s financial condition.

SECTION 9
Default

In case one or more of the following events of default shall have occurred and be continuing, that is to say:

(a)           default in the payment of the principal of the Note as and when the same shall become due and payable, whether at maturity or otherwise; or

(b)           default in payment of any installment of interest upon the Note as and when the same shall become due and payable and continuance of such default for a period of 5 business days; or

(c)           failure on the part of the Issuer or any Significant Guarantor (as defined in the Credit Agreement) duly to observe or perform any other of the covenants or agreements on its respective part contained in the Note, this Agreement or the Guaranty, as the case may be, for a period of 30 days (or 20 consecutive days in the case of failure to observe or perform the covenants or agreements described in Section 8.2) after the date on which written notice specifying such failure and requiring the Issuer or such Significant Guarantor, as the case may be, to remedy the same shall have been given to the Issuer or such Significant Guarantor, as the case may be, by the holder of the Note; or

(d)           any representation or warranty made by the Issuer or any Subsidiary Guarantor in this Agreement shall prove to have been untrue in any material respect as of the date on which it was made; or

(e)           (i) the Issuer, any Significant Guarantor, FMCC, a Volvo Group Member or Ford Canada (as such terms are defined in the Credit Agreement) shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Issuer, any Significant Guarantor, FMCC, a Volvo Group Member or Ford Canada any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or

(f)           the guaranty of any Significant Guarantor contained in the Guaranty shall cease to be in full force and effect; or

(g)          the Collateral Trust Agreement or any Security Document (as defined in the Credit Agreement) shall cease to be in full force and effect, or any lien thereunder shall cease to be enforceable and perfected, with respect to Collateral, such that it would constitute an event of default under the Credit Agreement; or

(h)           an Event of Default under the Credit Agreement shall have occurred and be continuing that has resulted in any outstanding indebtedness or other obligations thereunder to be declared immediately due and payable;

then, other than pursuant to clause (e) above, unless the principal of the Note shall have already become due and payable, the holders of a majority of the outstanding aggregate principal amount of the Note, by notice in writing to the Issuer, may declare the principal of the Note to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. In the case of an event of default pursuant to clause (e) above with respect to the Issuer, unless the principal of the Note shall have already become due and payable, the principal of the Note, plus accrued and unpaid interest, if any, accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.  Whenever the entire unpaid principal of the Note shall have become or been declared to be immediately due and payable the holders of a majority of the outstanding aggregate principal amount of the Note may, if there are no First Priority Secured Obligations or commitments in respect thereof then outstanding and subject to the provisions of the Collateral Trust Agreement, deliver a Notice of Acceleration to the Collateral Trustee; provided that, by written notice to the Issuer, such holders may, for such periods and/or subject to such conditions as may be specified in such notice, withdraw any declaration of acceleration effected in accordance with this sentence.  If a declaration of acceleration in accordance with the immediately preceding sentence shall have been withdrawn in accordance with the proviso to the immediately preceding sentence, the holders of a majority of the outstanding aggregate principal amount of the Note shall forthwith deliver to the Collateral Trustee a notice of cancellation of the respective Notice of Acceleration theretofore delivered to the Collateral Trustee.

SECTION 10
Method and Place of Payment
of Principal and Interest

All payments of principal, interest and any other amount payable on the Note or hereunder shall be made in U.S. Dollars by credit of immediately available funds to your account (Account No. 5186061000; Reference: Further Credit to FORD-UAW FUW05 /26-93555) at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60603 (ABA No. 071000152) or to such other account or such other address, maintained or located in the United States, as you may designate in writing in the manner provided in Section 12.1.

SECTION 11
  Survival of Representations and Warranties

All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement or otherwise in connection herewith shall (1) survive the execution and delivery of this Agreement and the delivery of the Note to you and the consummation of the transactions contemplated to occur on the Closing Date, and shall continue in effect as long as any Note is outstanding, and (ii) be deemed to have been relied upon by the parties, regardless of any investigation made by the parties or on their behalf.

SECTION 12
  Miscellaneous

   12.1         Communications and Notices. All communications and notices provided for in this Agreement and the Note shall be in writing and, if to the Issuer, mailed certified mail, return receipt requested, delivered or transmitted by facsimile to it at One American Road, Dearborn, Michigan 48126, Fax No. (313) 206-5989, Confirmation No. (313) 845-5575, Attention: Treasurer, provided that any notice pursuant to Section 9 hereof shall also be delivered or transmitted to the Issuer at One American Road, Dearborn, Michigan 48126, Fax No. (313) 248-8713, Confirmation No. (313) 323-2130, Attention: Secretary, and, if to any Subsidiary Guarantor, mailed certified mail, return receipt requested, delivered or transmitted by facsimile to it c/o the Issuer at the address and facsimile number specified above, or at any other address which the Issuer or any Subsidiary Guarantor, as the case may be, may hereafter designate by written notice to you, and, if to you, mailed, delivered or transmitted by facsimile to you at 15041 Commerce Drive South, Rotunda Court #4, Dearborn, MI  48120, Fax No. (313) 253-7409, Confirmation No. (313) 248-4425, Attention: President, or to such other address and to such attention as you may from time to time designate to the Issuer in writing.

Except as specified herein, all notices and other communications shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) five days following posting if transmitted by U.S. mail or (iii) on the day of transmission if transmitted by facsimile (provided receipt of such transmission is confirmed by the recipient thereof by telephone), whichever shall first occur.

12.2         New  York  Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York applicable to contracts made and to be wholly performed within such State.

12.3         Payment of Certain Expenses. Whether or not the Closing is consummated, the Issuer shall:

(a)           upon the occurrence of an event of default, pay all reasonable out-of-pocket expenses incurred by you (including counsel fees) in connection with such event of default and collection and other enforcement proceedings resulting therefrom; and

(b)           pay all stamp and other taxes, if any, which may be determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Note, or in connection with any modification of any of the Note or of this Agreement or any waiver or consent under or in respect of this Agreement or the Note, and shall save you and all subsequent holders of the Note harmless against any loss or liability (including interest and penalties) resulting from nonpayment or delay in payment of any such taxes; provided, however, that the Issuer shall not be obligated to pay any taxes on transfers of the Note or portions thereof or any taxes on or measured by income or capital, or any taxes on intangibles or other property taxes levied on the Note or portions thereof, the income therefrom or on the holders of the Note or portions thereof, except with respect to the transfer of the Note to the New VEBA.

The obligations of the Issuer under this Section 12.3 shall survive payment of the Note.

    12.4         Form  of  Notes.  Registration.  Transfer  and Replacement. (a) The Note initially delivered under this Agreement will be in the form of a fully registered Note substantially in the form of Exhibit A attached hereto. The Note or portions thereof are issuable only in fully registered form and any portion of the Note shall be in a principal amount of at least $250,000,000 or an integral multiple of $100,000,000 in excess thereof.

(b)  The Issuer shall cause to be kept at its principal office a register (the “Note Register”) for the registration and transfer of the Note or portions thereof. The name and address of the holder or holders of the Note or portions thereof, the transfer thereof and the names and addresses of the transferees of the Note or portions thereof shall be registered in the Note Register. The Issuer may deem and treat the persons in whose name the Note or portions thereof are so registered as the holders and owners thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note or portion thereof for registration of transfer as provided in this Section 12.4.

(c)  Upon compliance with Section 6.2 hereof and surrender for registration of transfer of the Note or portion thereof, or upon surrender for registration of exchange of any Note or portion thereof without transfer, in each case, at the office of the Issuer designated for notices in Section 12.1 hereof, the Issuer shall execute and deliver, at its expense, a new Note or Notes of the same aggregate unpaid principal amount as such surrendered Note or portion thereof (but in no case in a principal amount of less than $500,000,000 or in a principal amount in excess thereof that is not an integral multiple of $100,000,000), dated the date to which interest has been paid on such surrendered Note (or, if no interest has been paid, the date of such surrendered Note), and registered in the name of such Person or Persons as shall be designated in writing by the holder of such surrendered Note. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer or exchange duly authorized in writing.  The Issuer may additionally condition its issuance of any new Note or Notes on the payment to it of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer or exchange, except with respect to the transfer of the Note to the New VEBA.

(d) In case the Note shall become mutilated or be destroyed, lost or stolen, the Issuer upon request shall execute and deliver a new Note in exchange and substitution for the mutilated Note, or in lieu of and substitution for the Note so destroyed, lost or stolen. In every case of destruction, loss or theft, the applicant for a substituted Note shall furnish to the Issuer such security or indemnity as may be required by it to save it harmless from all risk, however remote (it being understood that, if the holder of such destroyed, lost or stolen Note is the Purchaser, the indemnity agreement of the Purchaser shall be satisfactory to the Issuer for such purpose), and the applicant shall also furnish to the Issuer evidence to its satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover any tax or other government charge that may be imposed in relation thereto and any other expenses connected therewith. In case the Note has matured or is about to mature and shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substituted Note, pay the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish the Issuer with such security or indemnity as it may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Issuer of the destruction, loss or theft of such Note and of the ownership thereof. Every substituted Note issued pursuant to the provisions of this Section 12.4(d) by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time.

12.5         Changes. Waivers. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the Issuer, the Subsidiary Guarantors and holders of a majority of the outstanding aggregate principal of the Note; provided, however, that no such change, waiver, discharge or termination shall forgive or reduce any principal amount of the Note, extend the final date of maturity thereof, reduce the stated rate of interest thereon or extend any scheduled interest payment date thereon, adversely affect the validity of the second lien security interest, or lower the priority or ranking thereof, in each case, without the written consent of each holder of the Note.

12.6         Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the extent permitted by law.

    12.7         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    12.8         Counterparts. This Agreement may be signed in any number of counterparts, by separate parties on separate counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument. Complete sets of counterparts shall be delivered to the Issuer, the Subsidiary Guarantors and to you.

    12.9         Authority. You shall promptly deliver to the Issuer such documents as the Issuer may reasonably request demonstrating due authorization, execution and delivery of this Agreement by you.

    If you agree with the foregoing, please sign the form of acceptance on the enclosed copy of this Agreement in the space provided under your name and return such copy to the Issuer, whereupon this Agreement shall become a binding agreement between you, the Issuer and the Subsidiary Guarantors in accordance with its terms.

Very truly yours,

FORD MOTOR COMPANY, as Issuer

By:	/S/ Neil M. Schloss
Name:	Neil M. Schloss
Title:	Vice President and Treasurer

3000 SCHAEFER ROAD COMPANY
FORD GLOBAL TECHNOLOGIES, LLC
FORD MOTOR SERVICE COMPANY
FORD MOTOR VEHICLE ASSURANCE COMPANY, LLC
FORD TRADING COMPANY, LLC
LAND ROVER NORTH AMERICA, INC.
VOLVO CARS OF NORTH AMERICA, LLC, as Subsidiary Guarantors

By:	/S/ Neil M. Schloss
Name:	Neil M. Schloss
Title:	Treasurer or Assistant Treasurer

FORD EUROPEAN HOLDINGS LLC
FORD HOLDINGS LLC
FORD INTERNATIONAL CAPITAL LLC
FORD MEXICO HOLDINGS, INC.
FORD COMPONENT SALES, L.L.C., as Subsidiary Guarantors

By:	/S/ David M. Brandi
Name:	David M. Brandi
Title:	Assistant Treasurer

FORD SOUTH AMERICA HOLDINGS, LLC, as Subsidiary Guarantor

By: Ford Motor Company, as sole member

By:	/S/ Neil M. Schloss
Name:	Neil M. Schloss
Title:	Vice President and Treasurer

GRUPO FORD, S. de R.L. de C.V., as Subsidiary Guarantor

By:	/S/ David M. Brandi
Name:	David M. Brandi
Title:	Attorney-in-Fact

The foregoing agreement is hereby accepted as of the date first written above:

FORD-UAW HOLDINGS LLC

By:	/S/ Peter J. Daniel
Name:	Peter J. Daniel
Title:	Chairman and Chief Executive Officer

SCHEDULE I
SUBSIDIARY GUARANTORS

			Federal
			Taxpayer
		Organizational	Identification	State of	Principal Place of
Legal Name	Type of Entity	Number	Number	Formation	Business
3000 Schaefer Road Company	Corporation	144453	38 - 1906301	Michigan	Michigan

Ford European Holdings LLC	Limited Liability Company	2974559	38 - 3442908	Delaware	Michigan

Ford Global Technologies, LLC	Limited Liability Company	3593792	38 - 6058810	Delaware	Michigan

Ford Holdings LLC	Limited Liability Company	2206682	38 - 2890269	Delaware	Michigan

Ford International Capital LLC*	Limited Liability Company	4467134	26-1538425	Delaware	Michigan

Ford Mexico Holdings, Inc.*	Corporation	3281198	38 - 3563830	Delaware	Michigan

Ford Motor Service Company	Corporation	486480	38 - 3364381	Michigan	Michigan

Ford Motor Vehicle Assurance Company, LLC	Limited Liability Company	4083499	38 - 3419908	Delaware	Michigan

Ford South America Holdings, LLC	Limited Liability Company	3080817	38 - 0549190	Delaware	Michigan

Ford Trading Company, LLC	Limited Liability Company	2919002	38 - 0549190	Delaware	Michigan

Ford Component Sales, L.L.C.	Limited Liability Company	2830472	38 - 3384550	Delaware	Michigan

Grupo Ford, S. de R.L. de C.V. *	Corporation	N/A	N/A	Mexico	Mexico

Land Rover North America, Inc.	Corporation	2075961	22 - 2675556	Delaware	Michigan

Volvo Cars of North America, LLC	Limited Liability Company	0906002	31 - 1814807	Delaware	Michigan

*	Guaranty has limited recourse to the pledged assets of the relevant entity.

SCHEDULE II
Opinion of Counsel

1.           Each of the Issuer and Subsidiary Guarantors (collectively, the "Credit Parties") (a) has been duly incorporated or formed, as the case may be, and is validly existing and in good standing as a corporation or limited liability company in the jurisdiction set forth opposite its name on Schedule I to the Agreement, (b) has the corporate or limited liability company power and authority, as the case may be, to execute and deliver the Agreement, the Note and the Guaranty (the "Credit Documents") to which it is a party and to borrow and perform its obligations thereunder, and to grant the security interests to be granted by it pursuant to the Credit Agreement and Loan Documents (as defined therein and collectively referred to herein as the "Security Documents"), and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

2.           The execution and delivery by any Credit Party of the Credit Documents to which it is a party, its borrowings in accordance with the terms of the Credit Documents, and performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents (a) will not result in any violation of (1) the Certificate of Incorporation, Articles of Incorporation, By-Laws, certificate of formation or limited liability company operating agreement, as applicable, of such Credit Party, (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Agreement, any Federal, Michigan or New York statute or the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any rule or regulation issued pursuant to any Federal, Michigan or New York statute or the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any order known to me issued by any court or governmental agency or body and (b) will not breach or result in a default under (in each case material to the Issuer and its subsidiaries considered as a whole) or, except as described in Section 2(b) of the Agreement, result in the creation of any lien upon or security interest (in each case material to the Issuer and its subsidiaries considered as a whole) in the Credit Parties’ properties pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument known to me under which any Credit Party is a debtor or guarantor.

3.           No consent, approval, authorization, order, filing, registration or qualification of or with any Federal, Michigan or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, the borrowings by any Credit Party in accordance with the terms of the Credit Documents or the performance by the Credit Parties of their respective payment obligations under the Credit Documents or the granting of any security interests under the Security Documents, except filings and recordings required for the perfection of security interests granted pursuant to the Security Documents.

4.           I do not know of any legal or governmental proceeding pending to which any Credit Party is a party, or to which any property of any Credit Party is subject, and no such proceedings are known by me to be threatened or contemplated by governmental authorities or threatened by others, that in either case questions the validity of the Credit Documents.

EXHIBIT A

THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL
NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED
OR SOLD UNLESS, SUBJECT TO COMPLIANCE WITH
CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE
NOTE PURCHASE AGREEMENT REFERENCED BELOW, SUCH
NOTE IS SUBSEQUENTLY REGISTERED UNDER SAID SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE

Dearborn, Michigan

FORD MOTOR COMPANY

$3,000,000,000
9.50% GUARANTEED SECURED NOTE DUE JANUARY 1, 2018

FOR VALUE RECEIVED, FORD MOTOR COMPANY, a Delaware corporation (the “Issuer”), hereby promises to pay to FORD-UAW HOLDINGS LLC, or registered assigns, the principal amount of Three Billion United States Dollars ($3,000,000,000) in two equal installments on January 1, 2017 and on January 1, 2018, and to pay interest on the unpaid principal amount hereof (computed on the basis of a 360-day year of twelve 30-day months) from January 1, 2008 at the rate of 9.50% (the “Interest Rate”) per annum, payable semi-annually in arrears on the first day of each January and July through maturity (each an "Interest Payment Date"), commencing July 1, 2008, to the person or persons in whose name or names this Note is registered at the close of business on the June 15 or December 15, as the case may be, immediately preceding the relevant Interest Payment Date.  The Issuer also shall pay interest (so computed) after maturity, whether by acceleration or otherwise, on any overdue principal and, to the extent permitted by applicable law, on any overdue interest, until the same shall be paid in full, at a rate per annum equal to 1% in excess of the Interest Rate.  The unpaid principal hereof may be prepaid in whole at any time, and in part from time to time, prior to maturity without premium or penalty, but with accrued and unpaid interest to the date of prepayment.  All such principal and interest shall be payable in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, and shall be payable in Federal funds or other immediately available funds.

This Note is the Note referred to in the Note Purchase Agreement dated as of April 7, 2008 among the Issuer, the Subsidiary Guarantors listed in Schedule I thereto and Ford-UAW Holdings LLC (the “Note Agreement”). Terms defined in the Note Agreement are used herein as therein defined. As provided in the Note Agreement and subject to the limitations set forth therein, the transfer of this Note is registrable in the Note Register, upon surrender of this Note, for registration of transfer at the principal office of the Issuer. The registered holder of this Note is entitled to the benefits of the Note Agreement and may enforce the agreements, covenants and representations of the Issuer contained therein and exercise the remedies provided thereby or otherwise available in respect thereof.

The principal of and interest on this Note is guaranteed by the Subsidiary Guarantors named in the Note Agreement pursuant to the Guaranty endorsed on the reverse hereof.

This Note has been designated by the Issuer as Second Priority Additional Debt in accordance with and subject to the terms of that certain Credit Agreement dated as of December 15, 2006 among the Issuer, the Subsidiary Borrowers from time to time parties thereto, the banks and other financial institutions or entities from time to time parties thereto ("Lenders"), and JPMorgan Chase Bank, as Administrative Agent for the Lenders (the "Credit Agreement") and the Loan Documents (such term and other capitalized terms used in this paragraph but not otherwise defined in this Note or the Note Agreement shall have the meanings assigned to them in the Credit Agreement).  As such, payment of the principal hereof and interest hereon will be secured on a second lien basis with the Collateral pledged by the Issuer and the Subsidiary Guarantors to the Lenders under and in accordance with the Credit Agreement and the Loan Documents, including the Collateral Trust Agreement dated as of December 15, 2006 among the Issuer, the Subsidiary Guarantors and Wilmington Trust Company, as Collateral Trustee (the "Collateral Trust Agreement"), and the Security Agreement dated as of December 15, 2006 made by the Issuer and the Subsidiary Guarantors in favor of said Collateral Trustee (the "Security Agreement").  Holders hereof will be subject to the intercreditor provisions contained in Section 8 of the Collateral Trust Agreement.  The Issuer will provide copies of the Credit Agreement, Collateral Trust Agreement and Security Agreement to any holder hereof upon the request of such holder.

This Note and the Guaranty endorsed hereon shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the Issuer has caused this Note to be executed as of the ___ day of April, 2008.

FORD MOTOR COMPANY

By:
Neil M. Schloss
Vice President and Treasurer

[Reverse of Note]
GUARANTY

Reference is made to that Note Purchase Agreement (the “Note Agreement”), dated as of April 7, 2008 among FORD MOTOR COMPANY, a Delaware corporation (the “Issuer”), the Subsidiary Guarantors listed in Schedule I thereto (the “Subsidiary Guarantors”), and FORD-UAW HOLDINGS LLC.

FOR VALUE RECEIVED, the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantee to the holder of the Note (the “Note”) on which this Guaranty is endorsed the full and punctual payment when due (whether at stated maturity, by acceleration or otherwise) of any and all sums whether of principal, interest, fees, costs, expenses or otherwise, due and payable by the Issuer pursuant to the Note Agreement and the Note (any such payment or performance obligation being herein called an “Issuer Obligation”); provided, however, that the liability of Ford International Capital LLC, Ford Mexico Holdings, Inc. and Grupo Ford, S. de R.L. de C.V. (each a "Non-Recourse Party") under this Guaranty shall be limited to any property (the "Non-Recourse Collateral") in which such Non-Recourse Party has granted a Lien to the Collateral Trustee pursuant to the Collateral Trust Agreement and Security Agreement and Loan Documents referred to in the Note and that the rights of the holder of the Note to recover against any such Non-Recourse Party shall be limited solely to such Non-Recourse Party's Non-Recourse Collateral.

Upon failure by the Issuer to pay punctually any Issuer Obligation, each Subsidiary Guarantor that is not a Non-Recourse Party will forthwith pay, on the day such sum is due, without notice of demand, the full amount not paid by the Issuer or any other Subsidiary Guarantor at the place and in the manner specified in the Note Agreement.

Except as provided in Section 8.7(a) of the Note Agreement, the obligations of each Subsidiary Guarantor hereunder will be unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Issuer Obligation, (ii) any modification or amendment of or supplement to the Note Agreement or the Note, (iii) any change in the corporate or other existence, structure or ownership of the Issuer or any Subsidiary Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceedings affecting the Issuer, any Subsidiary Guarantor or any of its or their assets, (iv) the invalidity or unenforceability relating to or against the Issuer or any Subsidiary Guarantor for any reason of the Note Agreement or the Note, (v) the existence of any claim, setoff or other rights which any Subsidiary Guarantor may have at any time against the Issuer, the holder of the Note or any other person, or (vi) any other act or omission to act or delay of any kind by the Issuer, any Subsidiary Guarantor or the holder of the Note or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Issuer’s obligations under the Note Agreement or the Note or any Subsidiary Guarantor's obligations hereunder.

Each Subsidiary Guarantor hereby waives acceptance hereof, presentment, demand for payment and protest of any kind whatsoever, as well as any right to require a proceeding first against the Issuer.

Except as provided in Section 8.7(a) of the Note Agreement, each Subsidiary Guarantor’s obligations hereunder will remain in full force and effect until all Issuer Obligations have been satisfied.  If at any time payment or any part thereof of any amount guaranteed hereby is rescinded or must otherwise be restored upon the bankruptcy or reorganization of the Issuer, each Subsidiary Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Each Subsidiary Guarantor agrees that, without notice to it and without the necessity for any additional enforcement, consent or guaranty by it, the liability of the Issuer hereby guaranteed may, from time to time, be renewed, extended, modified (with respect to time for payment or the terms of indebtedness or otherwise), compromised, released or discharged by the holder of the Note without terminating, affecting or impairing the validity of this Guaranty or the obligations of such Subsidiary Guarantor hereunder.

Upon a Subsidiary Guarantor making any payment with respect to any Issuer Obligation, such Subsidiary Guarantor will be subrogated to the rights of the payee against the Issuer with respect to such payment; provided that such Subsidiary Guarantor will not enforce any payment by way of subrogation until all Issuer Obligations have been paid in full.

IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be executed as of the ___ day of April, 2008.

3000 SCHAEFER ROAD COMPANY
FORD EUROPEAN HOLDINGS LLC
FORD GLOBAL TECHNOLOGIES, LLC
FORD HOLDINGS LLC
FORD INTERNATIONAL CAPITAL LLC
FORD MEXICO HOLDINGS, INC.
FORD MOTOR SERVICE COMPANY
FORD MOTOR VEHICLE ASSURANCE COMPANY, LLC
FORD SOUTH AMERICA HOLDINGS, LLC
FORD TRADING COMPANY, LLC
FORD COMPONENT SALES, L.L.C.
GRUPO FORD, S. de R.L. de C.V.
LAND ROVER NORTH AMERICA, INC.
VOLVO CARS OF NORTH AMERICA, LLC

By:
Name:
Title: